UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 24, 2015, Steel Excel Inc. (the “Company”) filed a Certificate of Amendment (the “Protective Amendment”) to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to amend the Company’s Certificate of Incorporation to restrict certain transfers of the Company’s common stock in order to protect the Company’s net operating losses and other tax benefits. The Protective Amendment is in substantially the same form as the protective amendment approved by the Company’s stockholders at the Company’s 2012 Annual Meeting of Stockholders on May 18, 2012, which expired on May 18, 2015. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Protective Amendment) from less than 4.9% to 4.9% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.9% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee. The Protective Amendment permits the Company’s Board of Directors to approve transfers of the Company’s common stock that would otherwise violate the transfer restrictions in the Protective Amendment if it determines that the approval is in the best interests of the Company.

The Protective Amendment will expire on the earlier of (i) the close of business on July 24, 2018, (ii) the repeal of Section 382 of the Code (as defined in the Protective Amendment) or any successor statute if the Company’s Board of Directors determines that the Protective Amendment is no longer necessary or desirable for the preservation of Tax Benefits (as defined in the Protective Amendment), (iii) the close of business on the first day of a taxable year of the Company as to which the Company’s Board of Directors determines that no Tax Benefits may be carried forward, (iv) such date as the Company’s Board of Directors shall fix in accordance with Part 12 of the Protective Amendment, or (v) the final adjournment of 2016 Annual Meeting of Stockholders if approval by a majority of the stockholders voting at such meeting has not been received.

The Protective Amendment was approved by the Company’s Board of Directors and majority stockholder on May 28, 2015 and the Company subsequently mailed a Definitive Information Statement to its other stockholders.

The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Protective Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Steel Excel Inc., as filed with the Secretary of State of the State of Delaware on July 24, 2015.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 28, 2015	Steel Excel Inc.

	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Steel Excel Inc., as filed with the Secretary of State of the State of Delaware on July 24, 2015.